                                                      PURSUANT TO RULE 424(b)(3)
                                                              FILE NO. 333-70959

                         SECOND SUPPLEMENT TO PROSPECTUS
                              DATED MARCH 15, 1999


                               MESSAGEMEDIA, INC.

                                ----------------

         The Prospectus dated February 1, 1999, as declared effective on February 2, 1999, is hereby supplemented as follows to restate, in its entirety, the "Selling Securityholders" section on pages 13-15 of the Prospectus.

                             SELLING SECURITYHOLDERS

         We are registering for resale certain shares of MessageMedia common stock, including shares of MessageMedia common stock issuable upon exercise of certain warrants. The following table sets forth (i) the name of the Selling Securityholders, (ii) the number and percent of shares of MessageMedia common stock that the Selling Securityholders beneficially owned prior to the offering for resale of any of the shares of MessageMedia common stock being registered hereby, (iii) the number of shares of MessageMedia common stock that may be offered for resale for the account of the Selling Securityholders pursuant to this Prospectus (the "Resale Shares"), and (iv) the number and percent of shares of MessageMedia common stock to be held by the Selling Securityholders after the offering of the Resale Shares (assuming all of the Resale Shares are sold by the Selling Securityholders). The term "Selling Securityholder" includes the securityholders listed below.

                                                 SHARES BENEFICIALLY OWNED                               SHARES BENEFICIALLY OWNED
                                                     PRIOR TO OFFERING              NUMBER OF                 AFTER OFFERING(2)
                                               ------------------------------      SHARES BEING         ---------------------------
SELLING SECURITYHOLDERS(1)                       NUMBER            PERCENT(3)        OFFERED             NUMBER          PERCENT(3)
---------------------------                    ----------          ----------      ------------         --------         ----------
Andrew C. Currie(4)......................       1,819,795            4.5%           1,819,795                  0         --
Brian P. Makare(5).......................         992,616            2.5%             992,616                  0         --
Bradley A. Feld(6).......................      11,568,391           28.7%             496,308         11,072,083       27.5%
SOFTVEN No. 2 Investment
   Enterprise Partnership.................        879,488            2.2%             879,488                  0         --
Dan Lynch.................................        255,665            1.0%             255,665                  0         --
John Strauss..............................        191,748             *               191,748                  0         --
WHP Family Limited Partnership............          63,916            *                63,916                  0         --


                                       1.

Catalyst Infotech Development Fund, L.P...             70              *                   70                    0         --
Grandhaven L.L.C..........................         75,953              *               75,953                    0         --
Hexagon Investments L.L.C.................         75,953              *               75,953                    0         --
Labyrinth Enterprises L.L.C...............         75,953              *               75,953                    0         --
Legacy Enterprises L.L.C..................         75,953              *               75,953                    0         --
Athena West...............................         60,830              *               31,518               29,320          *
Business Plan Associates..................         23,455              *               23,455                    0         --
Thomas Bartel.............................         10,443              *               10,443                    0         --
Alan Welty................................          9,894              *                9,894                    0         --
Intensity Channels, Inc...................          4,947              *                4,947                    0         --
Daniel Diekhoff...........................          6,596              *                6,596                    0         --
Clifton Management & Trading..............          8,075(7)           *                8,075(7)                 0         --
Mueller & Company Inc.....................         25,500(7)           *               25,500(7)                 0         --
American Friends of Tifereth Tiberias
   Institutions...........................          8,500(7)           *                8,500(7)                 0         --
Bodenheimer Foundation....................          4,250(7)           *                4,250(7)                 0         --
Congregation Ahavas Tzedakah Vechesed.....         47,600(7)           *               47,600(7)                 0         --
Friends of Kiryat Meor Chaim Inc..........          6,375(7)           *                6,375(7)                 0         --
The Jerusalem Fund Inc....................          4,250(7)           *                4,250(7)                 0         --
Irwin Katsof..............................          1,700(7)           *                1,700(7)                 0         --
Keren M Y C B Elias Foundation Inc........          5,500(7)           *                5,500(7)                 0         --
Ohr Somayach Tanenbaum Educational ......           2,125(7)           *                2,125(7)                 0         --
Reuvain and Gail Lea Schepansky...........          2,125(7)           *                2,125(7)                 0         --
Shekel Hakodesh...........................          5,100(7)           *                5,100(7)                 0         --
Yeshiva of Telshe Alumni..................          4,250(7)           *                4,250(7)                 0         --
Jerome Bloom..............................          2,125(7)           *                2,125(7)                 0         --
Wolowitz Pension Fund.....................          6,375(7)           *                6,375(7)                 0         --
Shor Yoshuv Building Fund.................          2,125(7)           *                2,125(7)                 0         --
Isaac Weiss...............................          4,250(7)           *                4,250(7)                 0         --
Huberfeld Bodner Family Foundation........        340,000(7)         1.0%             340,000(7)                 0         --
Millenco, L.P.............................        151,300(7)           *              151,300(7)                 0         --
Connie Lerner.............................         17,000(7)           *               17,000(7)                 0         --
Philip Huberfeld..........................         17,000(7)           *               17,000(7)                 0         --


                                       2.

Rita Folger...............................         17,000(7)           *               17,000(7)                 0         --
Harry Adler...............................         17,000(7)           *               17,000(7)                 0         --
Murray Huberfeld/David Bodner Partnership.         55,250(7)           *               55,250(7)                 0         --
DBI, L.L.C................................        478,844(8)         1.2%             478,844(8)                 0         --
Derek Scruggs.............................        104,862(8)           *              104,862(8)                 0         --
Illinois Development Finance Authority....         56,476(8)           *               56,476(8)                 0         --
John Stafford.............................         21,611(8)           *               21,611(8)                 0         --
Anthony O. Brown..........................         21,938(8)           *               21,938(8)                 0         --
Marshall Toplansky........................         12,463(8)           *               12,463(8)                 0         --
Scott Musser..............................          3,806(8)           *                3,806(8)                 0         --
Silicon Valley Bank.......................         25,564(9)           *               25,564(9)                 0         --
Valerie Anderson..........................         38,015              *               38,015                    0         --
Craig Dawson..............................         30,660              *               30,660                    0         --
Dwan Family L.P...........................         34,787              *               34,787                    0         --
Hal M. Spitz..............................          4,876              *                4,876                    0         --
John P. Raeder, Jr........................         20,560              *               20,560                    0         --
William G. Alexander......................          2,437              *                2,437                    0         --
Retirement Accounts & Co., FBO Ronald
   Charles Given..........................          2,437              *                2,437                    0         --
Richard Leavitt...........................          2,437              *                2,437                    0         --
Robert W. Pinna...........................          2,437              *                2,437                    0         --
Bruce D. Bower............................          1,218              *                1,218                    0         --
Al Davis..................................          2,443              *                2,443                    0         --
Walter W. O'Haire.........................          1,218              *                1,218                    0         --
Retirement Accounts & Co., FBO Reuben K.
   Sparks III.............................          1,218              *                1,218                    0         --
Richard C. Wham and Julie K. Wham JT......         19,334              *               19,334                    0         --
Ronald S. Johnson.........................            612              *                  612                    0         --
John A. F. Smith..........................            612              *                  612                    0         --
James Manson Temple.......................         24,963              *               24,963                    0         --
The Wiegers Family Foundation.............         24,963              *               24,963                    0         --
First National Bank, Agent for Dwyer,
   Huddleson & Ray, 401(K) Profit
   Sharing Plan...........................         19,970              *               19,970                    0         --
Greenwood Gulch Ventures, LLC.............         19,970              *               19,970                    0         --
John William Street.......................         22,415              *               22,415                    0         --


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
Sensor Technology Development Fund, LLC...         15,976              *               15,976                    0         --
Charles J. Vasilius.......................         14,976              *               14,976                    0         --
Bruce M. Johnson..........................         12,481              *               12,481                    0         --
Ronald J. Muns............................         12,481              *               12,481                    0         --
Gerard A. Maglio and Deborah M. Maglio,
   JTWOS..................................         12,481              *               12,481                    0         --
David M. Stern and Mary S. Stern, JT......         11,233              *               11,233                    0         --
Willem H.J. Andersen......................          9,985              *                9,985                    0         --
Mary Beazley..............................         11,203              *               11,203                    0         --
Dr. William W. Reenstra...................          9,985              *                9,985                    0         --
Dr. William W. Reenstra TTEE..............          9,985              *                9,985                    0         --
James M. Kunigenas and Donna L. Jeker JT..          7,488              *                7,488                    0         --
GC&H Investments..........................          6,239              *                6,239                    0         --
LaBerge Associates Inc....................          6,239              *                6,239                    0         --
Martin Erzinger, Smith Barney Inc.
   Rollover Custodian.....................          5,491              *                5,491                    0         --
Daniel C. Toney...........................          6,239              *                6,239                    0         --
Joel William Achramowicz..................          4,991              *                4,991                    0         --
Ed Bierdemen..............................          4,991              *                4,991                    0         --
Carl D. Carman............................          7,443              *                7,443                    0         --
Ann T. Dwan...............................          4,991              *                4,991                    0         --
Wayne J. Lonowski.........................          4,991              *                4,991                    0         --
Dain Bosworth C/F Gary Feffer IRA.........          4,991              *                4,991                    0         --
Dain Bosworth C/F Ronald Stockdale IRA....          4,991              *                4,991                    0         --
Pain Webber Inc., FBO IRA Account of
   Jeanne A. Thomas.......................          4,991              *                4,991                    0         --
Elizabeth McNamara and Michael J.
   McNamara...............................          4,991              *                4,991                    0         --
MTR Investment Club.......................          4,991              *                4,991                    0         --
Mary Clare Dwan...........................          4,991              *                4,991                    0         --
Lincoln Trust Company, Cust. FBO Collis
   R. Woodward, Jr........................          2,494              *                2,494                    0         --
Paul Hines................................          2,494              *                2,494                    0         --


---------------------
* less than 1%


                                       4.
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(1)  This table is based upon information supplied to us by the Selling
     Securityholders.

(2)  Assumes the sale of all of the Resale Shares.

(3) Applicable percentage of ownership is based on 40,322,890 shares of MessageMedia common stock issued and outstanding on January 20, 1999, adjusted as required by rules promulgated by the SEC.

(4)  Mr. Currie is the Vice President of Product Development of MessageMedia.

(5)  Mr. Makare is the Vice President of Engineering of MessageMedia.

(6) Mr. Feld is the Co-Chairman of the Board of MessageMedia. Includes 10,560,349 shares held of record by SOFTBANK Technology Ventures IV, 15,426 shares held of record by SOFTBANK Technology Advisors Fund and 496,308 shares held by Mr. Feld. Mr. Feld is the Managing Director of SOFTBANK Technology Ventures IV and SOFTBANK Technology Advisors Fund and disclaims beneficial ownership of the shares held by such entities except to the extent of his pro rata partnership interest.

(7) Represents warrants exercisable for the same number of shares of MessageMedia common stock at an exercise price of $1.00 per share.

(8) Includes for (i) DBI, L.L.C., warrants to purchase 171,016 shares of MessageMedia common stock at an exercise price of $6.00 and 171,016 shares of MessageMedia common stock at $8.00; (ii) Derek Scruggs, warrants to purchase 37,451 shares of MessageMedia common stock at an exercise price of $6.00 and 37,451 shares of MessageMedia common stock at $8.00; (iii) Illinois Development Finance Authority warrants to purchase 20,170 shares of MessageMedia common stock at an exercise price of $6.00 and 20,170 shares of MessageMedia common stock at $8.00; (iv) John Stafford, warrants to purchase 7,718 shares of MessageMedia common stock at an exercise price of $6.00 and 7,718 shares of MessageMedia common stock at $8.00; (v) Anthony O. Brown, warrants to purchase 7,835 shares of MessageMedia common stock at an exercise price of $6.00 and 7,835 shares of MessageMedia common stock at $8.00; (vi) Marshall Toplansky warrants to purchase 4,451 shares of MessageMedia common stock at an exercise price of $6.00 and 4,451 shares of MessageMedia common stock at $8.00; and (vii) Scott Musser warrants to purchase 1,359 shares of MessageMedia common stock at an exercise price of $6.00 and 1,359 shares of MessageMedia common stock at $8.00.

(9) Represents a warrant exercisable for 25,564 shares of MessageMedia common stock at an exercise price of $0.39 per share.

           The date of this Prospectus Supplement is March 15, 1999.


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